Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

Investor Relations
Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP ANNOUNCES FISCAL YEAR CHANGE

HOUSTON (Tuesday, July 20, 2010) – TPC Group (NASDAQ: TPCG) today announced that its Board of Directors approved a change in the Company’s fiscal year end from June 30 to December 31, with the change to the calendar year reporting cycle beginning January 1, 2011. In addition to the upcoming report on Form 10-K for the fiscal year ended June 30, 2010, the Company expects to file a subsequent report on Form 10-K covering the six-month transition period ending December 31, 2010.

“The decision to align our financial reporting cycle with the calendar year is intended to make it easier for the Company’s stakeholders to track the Company’s financial results in a timeframe that is consistent with our peers,” said Charlie Shaver, President and CEO of TPC Group. “In addition, by moving to a December 31 fiscal year end, our management processes and financial reporting cycles will be more synchronized with those of our suppliers and customers.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

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